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                                                                     EXHIBIT 1-4



                                MCN CORPORATION
                            (A MICHIGAN CORPORATION)

                 PREFERRED REDEEMABLE INCREASED DIVIDEND EQUITY
                       SECURITIES(SM), 8 3/4% PRIDES(SM)

                      (STATED AMOUNT $23.00 PER SECURITY)


                               PURCHASE AGREEMENT


                                                                  April 22, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
RONEY & CO.
  As the Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281

Dear Sirs:

  MCN Corporation, a Michigan corporation (the "Company") and the several Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Dean Witter Reynolds Inc. and Roney & Co. are acting as the representatives (in such capacity, such firms shall hereinafter be referred to as the "Representatives") propose, subject to the terms and conditions stated herein, to enter into the Purchase Contracts referred to in the Purchase Contract Agreement dated as of April 22, 1996 (the "Purchase Contract Agreement") between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent"), relating to an aggregate of 5,100,000 Preferred Redeemable Increased Dividend Equity
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Securities, 8 3/4% PRIDES, Stated Amount $23.00 per Security (the "PRIDES").
In connection therewith, the Underwriters propose, subject to the terms and conditions stated herein, to purchase at the direction of the Company, the underlying Treasury Notes of the United States Government bearing interest at the rate of 6 1/2% per annum and maturing on April 30, 1999 (the "Treasury Notes"), having an aggregate principal amount of $117,300,000. The Treasury Notes will be pledged with Chemical Bank, as collateral agent for the Company (the "Collateral Agent"), to secure the holders' obligation to purchase common stock, $.01 par value, of the Company (the "Common Stock") under the Purchase Contracts. The Company proposes to grant to the Underwriters an option to enter into Purchase Contracts underlying up to 765,000 additional PRIDES (the "Option Securities") and, in the event any such additional Purchase Contracts are entered into, the Underwriters propose to purchase, at the direction of the Company, the additional Treasury Notes underlying such Option Securities, which would also be pledged to the Collateral Agent. The aforesaid 5,100,000 PRIDES (the "Initial Securities") and all or any part of the Option Securities subject to the over-allotment option described in Section 2(b) hereof are collectively referred to herein as the "Securities". Capitalized terms used herein without definition shall be used as defined in the Purchase Contract Agreement.

  Prior to the purchase and public offering of the Securities by the Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

  The Company, and MCN Financing I and MCN Financing II (collectively, the "MCN Trusts") have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-01521) and pre-effective amendment nos. 1 and 2 thereto covering the registration of securities of the Company and the MCN Trusts, including the Securities and the Purchase Contracts included in and shares of Common Stock underlying the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the Pricing

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Agreement.  Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Pricing Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Purchase Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all

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references in this Agreement to amendments or supplements to the Registration
Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered.

  SECTION I.  Representations and Warranties.

   A. The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") that:

                 (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

                 (ii) The Company and the MCN Trusts meet the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and at the time of effectiveness and at the Representation Date, the Registration Statement and any Rule 462(b) Registration Statement and the Prospectus conformed and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) and at the Representation Date and at the Closing Time referred to in Section 2, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished to the Company in writing by any

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Underwriter through Merrill Lynch expressly for use in the Registration
Statement or the Prospectus.

                 (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

                 (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (v) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

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                 (vi)   Since the respective dates as of which information is
given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
(B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries, considered as one enterprise, other than those in the ordinary course of business, (C) there has not been any material change in the long term debt of the Company and (D) except for regular quarterly dividends on Common Stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                 (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of

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

any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; since the date indicated in the Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding Common
Stock resulting from employee benefit plan or dividend reinvestment and stock purchase plan transactions); and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and conforms to the descriptions thereof contained in the Prospectus and the Registration Statement.

                 (x) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to this Agreement against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and conform to all statements relating to the Securities contained in the Prospectus and the Registration Statement, and the issuance of the Securities is not subject to preemptive or other similar rights.

                 (xi) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contract Agreement (the "Shares") and the preferred share purchase rights (the "Rights") to be issued with the Shares have been duly and validly authorized and reserved for issuance; such Shares, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement dated as of April 22, 1996 (the "Pledge Agreement") among the Company, the Collateral Agent and the Purchase Contract Agent, will be duly authorized, validly issued and fully paid and non-assessable and will conform to the descriptions of the Common Stock and the Rights contained in the Prospectus and the Registration Statement; and the issuance of such Shares will not be subject to preemptive or other similar rights.

                 (xii) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or
                                     -7-
business prospects of the Company and its subsidiaries, considered as one enterprise.

                 (xiii) The entry into the Purchase Contracts underlying the Securities by the Company, the offer of the Securities as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance by the Company of all of the provisions of this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement; the consummation of the transactions herein and therein contemplated; and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                (xiv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent;
and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                 (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective

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

property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to be incorporated by reference therein, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated by reference.

                (xvi) The Company and its subsidiaries have good and marketable title to all material real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement or the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company are valid, subsisting and enforceable easements with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries; the Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents and orders of all governmental authorities or agencies which are necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business now operated by each of them with such exceptions which, singly or in the aggregate, are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise; all such licenses, franchises, permits, certificates, orders, authorizations, approvals and consents are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                (xvii) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required for the entry into the Purchase Contracts underlying the Securities, the issuance and sale of the Securities hereunder, the issuance and sale of the Shares by the Company pursuant to such Purchase Contracts or the consummation by the Company of the transactions contemplated under this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except such as have been obtained and made under the federal securities laws and such as may be required under state or foreign securities or Blue Sky laws.

            (xviii) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

            (xix) The Purchase Contract Agreement and the Pledge Agreement have been duly authorized, executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

            (xx) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

             (xxi) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

             (xxii) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

             (xxiii) The Company is in compliance with all provisions of
Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

             (xiv) The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably be expected to, cause or result in manipulation of the price of the Securities or the Common Stock.

             (xxv) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

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


        (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION II.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Underwriter, severally and not jointly, agree to enter into the Purchase Contracts underlying the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional Purchase Contracts underlying the number of Initial Securities which such Underwriter may become obligated to enter into pursuant to the provisions of
Section 10 hereof.

                (1) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price per Security and the purchase price per Security to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and any necessary amendments to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                (2)       If the Company has elected to rely upon
Rule 430A of the 1933 Act Regulations, the purchase price per Security to be paid by the several Underwriters shall be an amount equal to the initial public offering price per Security, less an amount per Security to be determined by agreement between the Underwriters and the Company. The initial public offering price per Security shall be a fixed price to be determined by agreement between the Underwriters and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, severally and not jointly, the right to enter into at their election up to 765,000 additional Purchase Contracts at the price per share set forth in the Pricing Agreement. The option hereby granted will expire automatically at the close of business on the 30th calendar day after (i) the later of the date the Registration Statement and any Rule 462(b) Registration Statement becomes effective, if the Company has elected not to


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

rely upon Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the aggregate number of additional Purchase Contracts to be entered into and the time and date of delivery for the related Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters but shall not be later than seven full business days after the exercise of such option, nor in any event before the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will enter into that proportion of the total number of additional Purchase Contracts as to which such election has been exercised which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any fractional Purchase Contracts).

         (c) The Underwriters agree to purchase, at the direction of the Company, the Treasury Notes underlying the Securities with respect to which the Company and the Underwriters have entered into the Purchase Contracts. The Treasury Notes will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent by Federal Reserve Bank-Wire of the Treasury Notes to be pledged at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

         (d) Delivery of certificates for the Initial Securities with respect to which each Underwriter enters into Purchase Contracts hereunder shall be made at the offices of the Representatives in New York for the account of the Underwriters, against the delivery to the Collateral Agent of the Treasury Notes relating to such Initial Securities by such Underwriters or on their behalf. At such same time, the Company will pay to the Representatives, Underwriters' commissions in the amount of $.69 per Security plus $1.001 per Security, resulting in a net payment of $1.691 per Security (the "Commissions"), in same-day funds at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P, 125 West 55th Street, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 a.m. (New York time) on the third business day after the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third full business day after execution of the Pricing Agreement (or, if pricing of the Securities occurs after 4:30 p.m. Eastern time, on

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

the fourth full business day thereafter)), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, if the Underwriters enter any or all of the Purchase Contracts underlying the Option Securities, payment of the Commissions and delivery of certificates for such Option Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. set forth above, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the relevant notice from the Underwriters to the Company. Certificates for the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or any Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters no later than 10:00 a.m. (New York City time) on the last business day prior to the Closing Time or the Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company agrees with each Underwriter as follows:

        (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Securities to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Company will promptly advise the Underwriters when such filing has been made. Prior to the filing, the Company will cooperate with the Underwriters in the preparation of such prospectus supplement to assure that the Underwriters have no reasonable objection to the form or content thereof when filed or mailed.

        (b) The Company will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities or the Shares under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (c) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations) any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriters with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Underwriters or counsel for the Underwriters shall object.

        (d) The Company will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus or file such document (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities and the Shares.

         (h) The Company will make generally available to its securityholders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the

Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

        (k) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of the Pricing Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (m) The Company will use its best efforts to effect the listing of the Securities and the Shares on the New York Stock Exchange and to cause the Securities to be registered under the 1934 Act.

         (n) During a period of 120 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Securities, Purchase Contracts or Common Stock or any securities of the Company similar to the Securities, Purchase Contracts or Common Stock or any security convertible into or exchangeable or exercisable for Securities, Purchase Contracts or Common Stock; provided, however, that such restriction shall not affect the ability of the Company to take any such action (i) in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company or its subsidiaries, or (ii) in connection with the offering of the Securities made in connection with the Prospectus.

         (o) During a period of three years from the Closing Time, to make generally available to the Underwriters copies of all reports and other communications (financial or other) mailed to stockholders, and to deliver to the Underwriters promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and shall furnish such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

         (p) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue Shares upon settlement of the Purchase Contracts.

         (q) The Company will supply the Underwriters with copies of all correspondence to and from, and all documents delivered to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

         (r) The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in manipulation of the price of the Securities or the Common Stock.

         SECTION 4. Payment of Expenses. The Company agrees with the several Underwriters to pay all expenses incident to the performance of its obligations under this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Shares,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including the Purchase Contract Agent, Collateral Agent, transfer agents and registrars), (v) the qualification of the Securities and the Shares under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey, (viii) any fees payable in connection with the rating of the Securities by nationally recognized statistical rating organizations; (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (x) any fees payable to the Commission; and (xi) the fees and expenses incurred in connection with the listing of the Securities and the Shares on the New York Stock Exchange.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1),
(2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

         (b)     At the Closing Time the Underwriters shall have received:

                 (1) The favorable opinion, dated as of the Closing Time, of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                    (ii)         The Company has corporate power and
         authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                    (iii)         The Company is duly qualified as a
         foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

                    (iv)         The authorized, issued and
         outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                     (v)         The Rights to be issued with the
         Shares have been duly authorized and, upon issuance of such Shares, will be validly issued and conform to the description thereof in the Prospectus.

                     (vi)         Each subsidiary of the Company has
         been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                     (vii)         The Registration Statement,
         including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated, to the best of such counsel's knowledge, or threatened by the Commission.

                     (viii)         The Registration Statement,
         including any Rule 462(b) Registration Statement, each of the incorporated documents and the Prospectus, and each amendment or supplement thereto (other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, or when amended, as appropriate, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act and the rules and regulations of the Commission thereunder.

                      (ix)         The documents incorporated by
         reference in the Prospectus at the time they were filed with the Commission or amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the 1934 Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.

                      (x)         The Securities have been duly
         authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Common Stock and the Securities are each registered under the 1934 Act, and the Securities issuable at Closing Time and the Shares issuable by the Company pursuant to the Purchase Contracts have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

                      (xi)         The Shares subject to the Purchase
         Contract Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, will be fully paid and non-assessable; the issuance of such Shares will not be subject to preemptive or other similar rights arising by law or, to the best of such counsel's knowledge, otherwise.

                      (xiii)         The issuance of the Securities is
         not subject to preemptive or other similar rights arising by law or, to the best of such counsel's knowledge, otherwise.

                      (xiv) The Purchase Contract Agreement, the Purchase Contracts underlying the Securities being delivered at the Closing Time and at any Date of Delivery and the Pledge Agreement have been duly authorized, executed and delivered by the Company.


                      (xv)         The entry into the Purchase
         Contracts underlying the Securities, the offer of the Securities by the Company as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance by the Company of all of the provisions of this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement; the consummation of the transactions contemplated herein and therein; and the compliance by the Company with its obligations hereunder and thereunder will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                      (xv)         The Rights to be issued with the
         Shares have been duly authorized and, upon issuance of such Shares, will be validly issued and conform to the description thereof in the Prospectus.

                      (xvi)         This Agreement and the Pricing
         Agreement have each been duly authorized, executed and delivered by the Company.

                      (xvi)         The certificate(s) used to evidence
         the Securities are in a form contemplated by the Purchase Contract Agreement and comply with all applicable statutory requirements and with the requirements of the New York Stock Exchange.

                      (xviii)         To the best of such counsel's
         knowledge, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                      (xix)         The information in the Prospectus
         under the captions "MCN Corporation", "Use of Proceeds", "Capitalization", "Description of the Securities", "Description of the Purchase Contracts", "Description of Stock Purchase Contracts and Stock Purchase Units" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement", to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                      (xx)         To the best of such counsel's
         knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; the descriptions thereof or references thereto are true and correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                      (xxi)         The entry into the Purchase
         Contracts underlying the Securities, the offer of the Securities by the Company as contemplated herein and in the Prospectus, the issue and sale of the Shares by the Company pursuant to the Purchase Contracts; the execution, delivery and performance by the Company of all of the provisions of this Agreement, the Pricing Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement; the consummation of the transactions contemplated herein and therein; and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                     (xxii)         The Company and its subsidiaries
         possess all licenses, franchises, permits, certificates, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and Prospectus with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise; all such licenses, franchises, permits, certificates, authorizations, approvals, and consents are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                     (xxiv) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                     (xxiv) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                     (xxv)         The Company is in compliance with
         all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.


         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A or Rule 434 (except for financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (2) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i)         The Registration Statement,
         including any Rule 462(b) Registration Statement, is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated, to the best of such counsel's knowledge, or threatened by the Commission.

                          (ii)         The Registration Statement,
         including any Rule 462(b) Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), as of their respective effective or issue dates, or when amended, as appropriate, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

                          (iii)         The statements in the Prospectus
         under the captions "Description of the Securities", "Description of the Purchase Contracts", "Description of Stock Purchase Contracts and Stock Purchase Units" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement", to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or
                                    -24-
         legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                          (iv) Assuming that the Purchase Contract Agreement, the Purchase Contracts underlying the Securities being delivered at the Closing Time and at any Date of Delivery and the Pledge Agreement have been duly authorized, executed and delivered by the Company under Michigan law, and subject to the enforceability of the choice of law provisions thereof, each is a valid and legally binding agreement of the Company (and together they create, to the extent provided therein, a valid interest of the holders of the Securities in the Treasury Notes) enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); provided, however, that based on a review of applicable case law, and subject to the assumptions and qualifications outlined in a letter dated April 22, 1996, addressed to Moody's Investor Service (which will be attached as an exhibit to such opinion), upon the occurrence of a Termination Event, Section 365(e)(2) of the Bankruptcy Code (11 U.S.C. Section Section 101-1330, as amended) should not substantively limit the provisions of Sections 4.2 and 5.8 of the Purchase Contract Agreement and Section 4(a) of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Treasury Notes;
         provided, however, that procedural restrictions respecting relief from the automatic stay under Section 362 of the Code may affect the timing of the exercise of such rights and remedies.

                          (v)         Assuming that (1) the Pledge
         Agreement has been duly authorized, executed and delivered by the Purchase Contract Agent on behalf of each of the Holders, (2) the Purchase Contract Agent is duly incorporated and validly existing under the laws of the state of its incorporation, (3) the Purchase Contract Agent and each of the Holders has full power, authority and legal right (including, without limitation, any legal right dependent upon there being no necessary governmental approvals or filings and no conflict with laws, governing documents or contracts) to make and perform its obligations under the Pledge Agreement, (4) the Pledge Agreement is the legal, valid, binding and enforceable obligation of the Purchase Contract Agent on behalf of each of the Holders, and (5) the Purchase Contract Agent and each Holder has sufficient rights in the Treasury Notes for the security interest of the Collateral Agent for the benefit of the Company to attach, the "transfer" (within the meaning of Section 8-313
                                    -25-
         of the UCC) of the Treasury Notes to the Collateral Agent for the benefit of the Company, together with the Pledge Agreement, will create a valid and perfected security interest in such Treasury Notes to secure the obligations of the Holders under the Purchase Contracts, subject to customary qualifications reasonably acceptable to the Underwriters. References to (x) the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York and (y) "Financial Intermediary" shall mean Chemical Bank acting solely in its capacity as a "depositary" as defined in 31 C.F.R.
         Section 306 or similar federal regulations governing the transfer of U.S. Government book-entry securities. "Transfer" of the Treasury Notes to the Collateral Agent for the benefit of the Company will occur upon the latest of (1) the making by The Federal Reserve Bank of New York of appropriate entries transferring such Treasury Notes on its books and records to the book-entry account of the Financial Intermediary at The Federal Reserve Bank of New York and (2) the sending of a confirmation by the Financial Intermediary to the Collateral Agent for the benefit of the Company of the purchase by the Collateral Agent for the benefit of the Company of such Treasury Notes and the identification by book-entry by the Financial Intermediary of such Treasury Notes as belonging to the Collateral Agent for the benefit of the Company.

                          (vi)         The Shares and the Securities
         conform in all material respects to the description thereof contained in the Prospectus and the Registration Statement.

                          (vii) No authorization, approval, consent, order, registration or qualification of or with any court or federal or New York State governmental authority or agency is required for the entry into the Purchase Contracts underlying the Securities, the issuance and sale of the Securities hereunder or the issuance and sale of the Shares by the Company pursuant to such Purchase Contracts or the consummation by the Company of any transactions contemplated under this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except such as have been obtained and made under the federal securities laws or such as may be required under state or foreign securities or Blue Sky laws.

                          (viii) The statements in the Prospectus under the caption "Certain Federal Income Tax Consequences" have been reviewed by such counsel and, insofar as they constitute legal conclusions or matters of law, fairly summarize the matters referred to therein.

         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A or Rule 434 (except for financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (3) The favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, with respect to the validity of the Securities (including the Purchase Contracts and the Shares to be issued pursuant to the Purchase Contract Agreement), the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving their opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to matters of Michigan law upon the opinion of Daniel L. Schiffer, Esq., which opinion shall be in form and substance satisfactory to counsel for the Underwriters.

        (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development which would reasonably be expected to result in any prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

        (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Representatives, to the effect set forth below and as to such other matters as the Representatives may reasonably request, that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                 (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                 (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A)     The unaudited consolidated financial
                 statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as they apply to Form 10-Q and the 1934 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                          (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (D) As of a specified date not more than five days prior to the date of delivery of such letter, there has been any decrease or increase in the common stock (except for any increases in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company) or any increase or decrease in redeemable cumulative preferred securities or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreement, terms of the preferred securities of MCN Michigan Limited Partnership and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity (other than quarterly dividends declared to shareholders) of the Company and its consolidated subsidiaries, in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                          (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which consolidated financial statements are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Representatives, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter.

                          (F)     The unaudited consolidated financial
                 statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

                 (v) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause
         (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         (e) At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (f) At Closing Time, and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any of the Company's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purpose of Rule 436(g)(2) under the 1933 Act, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's securities.

         (h) At Closing Time, the Securities and the Shares shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to enter into all or any portion of the Purchase Contracts underlying the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of, and as if made on, each Date of Delivery, and at the relevant Date of Delivery, the Underwriters shall have received:

                (i) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof is true and correct as of, and as if made on, such Date of Delivery.

                (2) The favorable opinion of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                 (3) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                 (4) The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

                 (5) A letter from Deloitte & Touche LLP in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this
         Section 5(i)(e) shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430(A) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                      (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agree-ment incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by the Company appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

        (a) The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the business or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock or any other security of the Company has been suspended or limited by the Commission, NASD or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

        (b) If this Agreement and the Pricing Agreement are terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to enter into the Purchase Contracts underlying the Initial Securities which it or they are obligated to enter into under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to enter into all, but not less than all, of the Purchase Contracts underlying such Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number of Defaulted Securities does not exceed 10% of the total number of Initial Securities, the non-defaulting Underwriters shall be obligated to enter into Purchase Contracts underlying the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                (b) if the number of Defaulted Securities exceeds 10% of the Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281, Attention of Anthony V. Leness, Managing Director, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, Attention: William S. Lamb, Esq.; notices to the Company shall be directed to it at MCN Corporation, 500 Griswold Street, Detroit, Michigan 48226, Attention of Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                        Very truly yours,

                                        MCN CORPORATION


                                        By:    /s/ Sebastian Coppola
                                           -----------------------------------
                                           Name:  Sebastian Coppola
                                           Title: Vice President and Treasurer




CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED
SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
RONEY & CO.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED


By:    /s/ Anthony V. Leness
   ----------------------------------------
Authorized Signatory:  Anthony V. Leness
                       Managing Director

For themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

                                                 SCHEDULE A

                             Name of Underwriter                                           Number of Shares
                             -------------------                                           ----------------
 Merrill Lynch, Pierce, Fenner & Smith
       Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        860,000

 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         860,000

 Donaldson, Lufkin & Jenrette
       Securities Corporation  . . . . . . . . . . . . . . . . . . . . . .                         860,000

 Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . . . . .                         860,000

 Roney & Co., LLC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         860,000

 PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . .                         200,000

 A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . . . . .                         200,000

 Robert W. Baird & Co. Incorporated  . . . . . . . . . . . . . . . . . . .                         100,000

 First of Michigan Corporation . . . . . . . . . . . . . . . . . . . . . .                         100,000

 Edward D. Jones & Co., L.P. . . . . . . . . . . . . . . . . . . . . . . .                         100,000

 Ladenburg, Thalman & Co. Inc. . . . . . . . . . . . . . . . . . . . . . .                         100,000

                  Total  . . . . . . . . . . . . . . . . . . . . . . . . .                       5,100,000
                                                                                                 =========

                                                                       EXHIBIT A


                                MCN CORPORATION
                            (A MICHIGAN CORPORATION)

                 PREFERRED REDEEMABLE INCREASED DIVIDEND EQUITY
                      SECURITIES (SM), 8 3/4% PRIDES (SM)

                      (STATED AMOUNT $23.00 PER SECURITY)

                              PRICING AGREEMENT
                                                                  April 22, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
RONEY & CO.
  As the Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

Dear Sirs:

                 Reference is made to the Purchase Agreement, dated April 22, 1996 (the "Purchase Agreement"), relating to the Purchase Contracts (referred to in the Purchase Contract Agreement) between MCN Corporation (the "Company") and the several underwriters named in Schedule A thereto underlying an aggregate of 5,100,000 Preferred Redeemable Increased Dividend Equity Securities (SM), 8 3/4% PRIDES (SM) (the "Securities").

                 Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price per security for the Securities, determined as provided in said Section 2, shall be $23.00.

                 2. The purchase price of the Treasury Notes underlying each Security shall be $24.001.

                 3. The Company shall pay to the Underwriters commissions in the amount of $.69 per Security plus $1.001 per Security, resulting in a net payment of $1.691 per Security as provided in said Section 2.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                          Very truly yours,


                                          MCN CORPORATION



                                          By:________________________________
                                             Name:
                                             Title:




CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
RONEY & CO.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  _____________________________________
Authorized Signatory:

For themselves and as the Representatives of the several Underwriters named in the Purchase Agreement.





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